C O H E N & C O M P A N Y , L T D . 800.229.1099 | 866.818.4538 fax | cohencpa.com Registered with the Public Company Accounting Oversight Board CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM  We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our  report dated June 29, 2023, relating to the financial statements and financial highlights of Mirae Asset  Discovery Funds comprising Emerging Markets Fund and Emerging Markets Great Consumer Fund, for the  year ended April 30, 2023, and to the references to our firm under the headings “Financial Highlights” in  the Prospectus.  COHEN & COMPANY, LTD.   Milwaukee, Wisconsin  August 23, 2023